EXHIBIT 10.34
UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF
NEWELL OPERATING COMPANY

APPROVAL OF AMENDMENT TO THE NEWELL BRANDS SUPPLEMENTAL EMPLOYEE SAVINGS PLAN

THE UNDERSIGNED, being the duly elected members of the Board of Directors (the “Board”) of Newell Operating Company (the “Company”), a Delaware corporation, DO HEREBY CONSENT to the adoption of the following recitals and resolutions, pursuant to Section 141(:f) of the General Corporation Law of the State of Delaware:

WHEREAS, the Company sponsors and maintains the Newell Brands Supplemental Employee Savings Plan (the “Plan”); and

WHEREAS, under Section 8.1 of the Plan, the Company has reserved the right to amend the Plan, in whole or in part, at any time by action of the Board; and

WHEREAS, the Company has now determined that it is appropriate to make various design related changes under the Plan.

NOW, THEREFORE, the Company hereby amends the Plan, effective January 1,
2020.

1.A new defined term is added to Article I, and the existing provisions of Article I are, as necessary, deemed renumbered according, as set forth below:

“Match Eligible Employee” means an Eligible Employee who is expressly selected by the Board, in its sole discretion, to have amounts credited to such Employee's Company Contributions Account pursuant to the provisions of Section 4.1.

2.Section 3.l(b)(ii) of the Plan is amended to read, in its entirety, as follows below:

(ii)Base Compensation. The Deferral Election shall only apply to that portion of the Participant's Base Compensation for such Plan Year which is earned for a payroll period that begins after the date that the Deferral Election becomes irrevocable in accordance with Section 3.l(b)(i). For purposes of the Plan, Commissions are deemed to be earned in the Plan Year in which the respective customer remits payment to the Participating Employer with respect to which the Commissions are paid or, if applied consistently to all similarly-situated employees of the Affiliated Group, in the Plan Year in which the related sale occurred.

3. 3.2(a)(ii) of the Plan is amended to read, in its entirety, as follows below:

(ii)Base Compensation Subject to Deferral. The Deferral Election shall only apply to that portion of the Participant's Base Compensation for such Plan Year which is earned for such Plan Year. For purposes of the Plan, Commissions are deemed to be earned in the Plan Year in which the respective customer remits payment to the Participating Employer with respect to which the Commissions are paid or, if applied consistently to all similarly-situated employees of the Affiliated Group, in the Plan Year in which the related sale occurred.

4.Section 3.3 of the Plan is amended to read, in its entirety, as follows below:

3.3    Amount Deferred. A Participant shall designate on the Deferral Election the portion of his Base Compensation and/or Annual Bonus that is to be deferred in accordance with this Article III. Unless otherwise determined by the BAC, a Participant may defer (in 1% increments) (i) except as set forth in Section 3.l(b)(ii), up to 50% of his Base Compensation earned for the applicable Plan Year, and (ii) except as set forth in Section 3.1(b)(iii), up to 100% of his Annual Bonus earned for the applicable Plan Year; provided, however, that the Participant shall not be permitted to defer less than 1% of such portion of his Base Compensation for the applicable Plan Year or less than 1% of his Annual Bonus for the applicable Plan Year, and any such attempted deferral(s) shall not be effective.

5.The introductory clause of Section 4.1 is amended to read, in its entirety, as follows below:

For each Plan Year, the Participating Employer that employs the Participant shall, but only if the Participant is a Match Eligible Employee, credit amounts to the Participant's Company Contributions Account ("Mandatory Matching Contributions") for such Plan Year, subject to the following rules:

This document may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts together, shall constitute one and the same instrument.

Dated this 1st day of November, 2019

/s/ Raj Dave	/s/ Shay Zeemer
Raj Dave	Shay Zeemer

/s/ Mark W. Johnson
Mark W. Johnson